Exhibit 10.2

MEMORANDUM OF AGREEMENT Dated: 31st October 2013
Norwegian Shipbrokers’ Association’s Memo-randum of Agreement for sale and purchase of ships. Adopted by the Baltic and International Maritime Council (BIMCO) in 1956.
Code-name
SALEFORM 1993
Revised 1966, 1983 and 1986/87.

Concord Shipholding S.A., 53rd E street, Urbanizacion Marbella, MMG Tower, 16th Floor, Panama, Republic of Panama, to be guaranteed by SK Shipping Co., Ltd
hereinafter called the Sellers, have agreed to sell, and	1
Baltic Tiger Limited., Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, to be guaranteed by Baltic Trading Limited
hereinafter called the Buyers, have agreed to buy	2

Name: MV K Happiness	3

Classification Society/Class: KR/ ABS	4
Built: October 2011 By: Hyundai Heavy Industries Co.,Ltd. Ulsan, Korea	5
Flag: Panama Place of Registration: Panama	6
Call Sign: 3FKW7 Grt/Nrt: 93,290/60,453	7
~~Register~~ Official Number: 43362-12 IMO Number: 9593452	8

hereinafter called the Vessel, on the following terms and conditions:	9

Definitions	10

“Banking days” are days on which banks are open both in all of the countries~~y~~: the country of the currency	11
stipulated for the Purchase Price ~~in Clause 1 and in~~ the place of closing, Greece, South Korea, Hong Kong and United States of America. ~~stipulated in Clause 8.~~	12

“In writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa,	13
a registered letter, telex, telefax or other modern form of written communication.	14

“Classification Society” or “Class” means the Society referred to in line 4.	15

1.	Purchase Price : $50,500,000 (Fifty Million Five Hundred Thousand United States Dollars) in cash	16

2.	Deposit	17

As security for the correct fulfillment of this Agreement the Buyers shall pay a deposit of 20%	18
(twenty  per cent) of the Purchase Price in an escrow account in the name of Buyer and Seller at Sellers’ nominated bank(“Joint Escrow Account”), Woori Bank, Hong Kong Branch(“Account Bank”), Suite 1401, Two Pacific Place, 88 Queensway, Hong Kong.  The said deposit is to be lodged within 3(three) banking days from the date of this MOA being signed by both parties by fax/email (“Required Deposit Date”), but conditional upon Sellers’ bank confirmation in writing to the parties that the escrow account has been opened and ready to receive the funds. The Buyer has the obligation to submit the requested documents to the Account Bank and needs to fully comply and assist with the account opening procedures which shall not be unreasonably withheld or delayed. If the escrow account is opened after the Required Deposit Date, the 20% deposit shall be made immediately on the date that the joint account is opened.
Any fees/bank charges to be shared equally by the Sellers and Buyers. Interest earned on the deposit to be for
19

Buyer's account. Deposit to be released in accordance with joint written instructions of the Seller and Buyer. In case that the said deposit is refunded to the Buyer for whatsoever reason, any costs or expenses incurred by the Seller arising from the Buyers’ fault shall be deducted, subject to the terms and conditions of this agreement.

~~Agreement. This deposit shall be placed with~~	~~20~~

~~and held by them in a joint account for the Sellers and the Buyers, to be released in accordance~~	~~21~~
~~with joint written instructions of the Sellers and the Buyers. Interest, if any, to be credited to the~~	~~22~~
~~Buyers. Any fee charged for holding the said deposit shall be borne equally by the Sellers and the~~	~~23~~
~~Buyers.~~	~~24~~

3.	Payment	25

The ~~said~~ Balance of the Purchase Price shall be paid in full free of bank charges to Woori Bank, Hong Kong Branch, and the deposit released to the Sellers,	26
on delivery of the Vessel, but not later than 3 banking days after the Vessel is in every respect	27
physically ready for delivery in accordance with the terms and conditions of this Agreement and	28
Notice of Readiness has been given. in accordance with Clause 5.	29

4.	Inspections	30

a)*	The Buyers have waived their right to physical inspection. ~~inspected and accepted~~ The Vessel’s classification records have been inspected and accepted by the buyers. ~~The Buyers~~	31
	~~have also inspected the Vessel at/in on~~	32
	~~and have accepted the Vessel following this inspection and~~ Therefore the sale is outright and definite,	33
	subject only to the terms and conditions of this Agreement.	34

~~b)*~~	~~The Buyers shall have the right to inspect the Vessel’s classification records and declare~~	~~35~~
	~~whether same are accepted or not within~~	~~36~~

	~~The Sellers shall provide for inspection of the Vessel at/in~~	~~37~~

	~~The Buyers shall undertake the inspection without undue delay to the Vessel. Should the~~	~~38~~
	~~Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred.~~	~~39~~
	~~The Buyers shall inspect the Vessel without opening up and without cost to the Sellers.~~	~~40~~
	~~During the inspection, the Vessel’s deck and engine log books shall be made available for~~	~~41~~
	~~examination by the Buyers. If the Vessel is accepted after such inspection, the sale shall~~	~~42~~
	~~become outright and definite, subject only to the terms and conditions of this Agreement,~~	~~43~~
	~~provided the Sellers receive written notice of acceptance from the Buyers within 72 hours~~	~~44~~
	~~after completion of such inspection.~~	~~45~~
	~~Should notice of acceptance of the Vessel’s classification records and of the Vessel not be~~	~~46~~
	~~received by the Sellers as aforesaid, the deposit together with interest earned shall be~~	~~47~~
	~~released immediately to the Buyers, whereafter this Agreement shall be null and void.~~	~~48~~

~~*~~	~~4 a) and 4 b) are alternatives; delete whichever is not applicable, in the absence of deletions,~~	~~49~~
	~~alternative 4 a) to apply.~~	~~50~~

5.	Notices, time and place of delivery	51
a)	The Sellers shall keep the Buyers well informed of the Vessel’s itinerary and shall	52
	provide the Buyers with 30(thirty), which shall not be applicable in case the Vessel is to be delivered without a further laden voyage after discharge in People's Republic of China, 15(fifteen), which shall not be applicable in case the Vessel is to be delivered without a further laden voyage after discharge in People's Republic of China,	53

	10(ten), 5(five), 3(three) and 1(one) days notice of the estimated time of arrival at the
	intended place of ~~drydocking/~~underwater inspection/delivery. When the Vessel is at the place	54
	of delivery and in every respect physically ready for delivery in accordance with this	55
	Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.	56

The Vessel’s place of delivery will not include any area, or port within the jurisdiction of any nation prohibited under the laws of the United States of America, or the United Nations. But both vessels to deliver at the conclusion of current laden voyage.

b)	The Vessel shall be delivered and taken over safely afloat, at a safe and accessible berth or	57
	anchorage ~~at/~~in Far East range	58

	in the Sellers’ option.	59

	Expected time of delivery: between 15th November, 2013 and 31st December, 2013	60

	Date of canceling (see Clauses 5 c), 6 b) (iii) and 14): 31st December, 2013	61

c)	If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the	62
	Vessel will not be ready for delivery by the cancelling date they may notify the Buyers in	63
	writing stating the date when they anticipate that the Vessel will be ready for delivery and	64
	propose a new cancelling date. Upon receipt of such notification the Buyers shall have the	65
	option of either canceling this Agreement in accordance with Clause 14 within 7 running	66
	days of receipt of the notice or of accepting the new date as the new cancelling date. If the	67
	Buyers have not declared their option within 7 running days of receipt of the Sellers’	68
	notification or if the Buyers accept the new date, the date proposed in the Sellers’ notification	69
	shall be deemed to be the new cancelling date and shall be substituted for the cancelling	70
	date stipulated in line 61.	71

	If this Agreement is maintained with the new canceling date all other terms and conditions	72
	hereof including those contained in Clauses 5 a) and 5 c) shall remain unaltered and in full	73
	force and effect. Cancellation or failure to cancel shall be entirely without prejudice to any	74
	claim for damages the Buyers may have under Clause 14 for the Vessel not being ready by	75
	the original cancelling date.	76
d)	Should the Vessel become an actual, constructive or compromised total loss before delivery	77
	the deposit together with interest earned shall be released immediately to the Buyers	78
	whereafter this Agreement shall be null and void.	79

6.	Drydocking/Divers Inspection	80

~~a)**~~	~~The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the~~	~~81~~
	~~Classification Society of the Vessel’s underwater parts below the deepest load line, the~~	~~82~~
	~~extent of the inspection being in accordance with the Classification Society’s rules. If the~~	~~83~~
	~~rudder, propeller, bottom or other underwater parts below the deepest load line are found~~	~~84~~
	~~broken, damaged or defective so as to affect the Vessel’s class, such defects shall be made~~	~~85~~
	~~good at the Sellers’ expense to the satisfaction of the Classification Society without~~	~~86~~
	~~condition/recommendation*.~~	~~87~~

b)**	(i) The vessel is to be delivered without drydocking. However, the Buyers shall	88
	have the right declarable within 7(seven) days prior to expected delivery at their expense to arrange for an underwater inspection by a diver approved	89
	by the Classification Society prior to the delivery of the Vessel. The Sellers shall at their	90
	cost make the Vessel available for such inspection. The extent of the inspection and the	91
	conditions under which it is performed shall be to the satisfaction of the Classification	92
	Society. If the conditions at the port of delivery are unsuitable for such inspection, the	93

	Sellers shall make the Vessel available at a suitable alternative place near to the delivery	94
	port.	95

	(ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line	96
	are found broken, damaged or defective so as to affect the Vessel’s class, then unless	97
	repairs can be carried out afloat or can be postponed until the next scheduled Class drydocking survey to the satisfaction of the Classification Society, the Sellers	98
	shall arrange for the Vessel to be drydocked at their expense for inspection by the	99
	Classification Society of the Vessel’s underwater parts below the deepest load line, the	100
	extent of the inspection being in accordance with the Classification Society’s rules. If the	101
	rudder, propeller, bottom or other underwater parts below the deepest load line are found	102
	broken, damaged or defective so as to affect the Vessel’s class, such defects shall be made	103
	good by the Sellers at their expense to the satisfaction of the Classification Society	104
	without condition/recommendation*. In such event the Sellers are to pay also for the cost of	105
	the underwater inspection and the Classification Society’s attendance.	106

If the repairs can be postponed until the next scheduled Class drydocking survey to the satisfaction of the Classification Society, then the Sellers shall pay to the Buyers the estimated cost to repair such damage in a way which is acceptable to Class. The amount shall be the direct cost to repair such damage only and to be based on a reasonable quotation from a ship repair yard in the delivery area. This quote shall be mutually agreed between the Buyers and the Sellers. If the Buyers and the Sellers cannot mutually agree within 1 working day after completion of the divers inspection, then the amount shall be based on the average of two quotations from repair facilities within the delivery area, one to be obtained by the Buyers and one to be obtained by the Sellers. The amount shall be deducted from the balance of the purchase money at the time of delivery. The Buyers shall then take delivery of the Vessel including the damage/s concerned, subject to the Vessel otherwise being delivered fully in accordance with this Agreement.

	(iii) If the Vessel is to be drydocked pursuant to Clause 6 b) (ii) and no suitable dry-	107
	docking facilities are available at the port of delivery, the Sellers shall take the Vessel	108
	to a port where suitable drydocking facilities are available, ~~whether~~ within ~~or outside~~ the	109
	delivery range as per Clause 5 b). Once drydocking has taken place the Sellers shall deliver	110
	the Vessel at a port within the delivery range as per Clause 5 b) which shall, for the	111
	purpose of this Clause, become the new port of delivery. In such event the cancelling date	112
	provided for in Clause 5 b) shall be extended by the additional time required for the	113
	drydocking and extra steaming, but limited to a maximum of 14 running days.	114

c)	If the Vessel is drydocked pursuant to Clause 6 a) or 6 b) above	115

	(i) the Classification Society may require survey of the tailshaft system, the extent of	116
	the survey being to the satisfaction of the Classification surveyor. If such survey is not	117
	required by the Classification Society, the Buyers shall have the right to require the tailshaft	118
	to be drawn and surveyed by the Classification Society, the extent of the survey being in	119
	accordance with the Classification Society’s rules for tailshaft survey and consistent with	120
	the current stage of the Vessel’s survey cycle. The Buyers shall declare whether they	121
	require the tailshaft to be drawn and surveyed not later than by the completion of the	122
	inspection by the Classification Society. The drawing and refitting of the tailshaft shall be	123
	arranged by the Sellers. Should any parts of the tailshaft system be condemned or found	124
	defective so as to affect the Vessel’s class, those parts shall be renewed or made good at	125
	the Sellers’ expense to the satisfaction of the Classification Society without	126
	condition/recommendation*.	127
	(ii) the expenses relating to the survey of the tailshaft system shall be borne	128
	by the Buyers unless the Classification Society requires such survey to be carried out, in	129
	which case the Sellers shall pay the expenses. The Sellers shall also pay the expenses	130
	if the Buyers require the survey and parts of the system are condemned or found defective	131
	or broken so as to affect the Vessel’s class*.	132

	(iii) the expenses in connection with putting the Vessel in and taking her out of	133
	drydock, including the drydock dues and the Classification Society’s fees shall be paid by	134
	the Sellers if the Classification Society issues any condition/recommendation* as a result	135
	of the survey or if it requires survey of the tailshaft system. In all other cases the Buyers	136
	shall pay the aforesaid expenses, dues and fees.	137

	(iv) the Buyers’ representative shall have the right to be present in the drydock, but	138
	without interfering with the work or decisions of the Classification surveyor.	139

	(v) the Buyers shall have the right to have the underwater parts of the Vessel	140
	cleaned and painted and perform other works at their risk and expense without interfering with the Sellers’ or the	141
	Classification surveyor’s work, if any, and without affecting the Vessel’s timely delivery. If,	142
	however, the Buyers’ work in drydock is still in progress when the Sellers have	143
	completed the work which the Sellers are required to do, the additional docking time	144
	needed to complete the Buyers’ work shall be for the Buyers’ risk and expense. In the event	145
	that the Buyers’ work requires such additional time, the Sellers may upon completion of the	146
	Sellers’ work tender Notice of Readiness for delivery whilst the Vessel is still in drydock	147
	and the Buyers shall be obliged to take delivery in accordance with Clause 3, whether	148
	the Vessel is in drydock or not and irrespective of Clause 5 b). However undocking expenses are to remain for Sellers.	149

~~*~~	~~Notes, if any, in the surveyor’s report which are accepted by the Classification Society~~	~~150~~
	~~without condition/recommendation are not to be taken into account.~~	~~151~~

~~**~~	~~6 a) and 6 b) are alternatives; delete whichever is not applicable. In the absence of deletions,~~	~~152~~
	~~alternative 6 a) to apply.~~	~~153~~

7.	Spares/bunkers, etc.	154

The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on	155
shore and on order, without extra payment. All spare parts and spare equipment including spare tail-end shaft(s) and/or spare	156
propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or	157
unused, whether on board or not shall become the Buyers’ property, but spares on order are to be	158
excluded. Forwarding charges, if any, shall be for the Buyers’ account. The Sellers are not required to	159
replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which	160
are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the	161
property of the Buyers. The radio installation and navigational equipment shall be included in the sale	162
without extra payment if they are the property of the Sellers. Unused stores and provisions shall be	163
included in the sale and be taken over by the Buyers without extra payment.	164

The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the	165
Sellers’ flag or name, provided they replace same with similar unmarked items. Library, forms, etc.,	166
exclusively for use in the Sellers’ vessel(s), shall be excluded without compensation. Captain’s,	167
Officers’ and Crew’s personal belongings including the slop chest are to be excluded from the sale, and company system such as HSEQ system, VIS, PMS and IT system	168
as well as the following additional items (including items on hire) :	169
Following to be excluded from the sale - Original Certificate of Ship’s Registry / Original Radio Station License - Original MSMC, SMC / ISSC, SSA / SSP

- DOC / ISO 9001, 18001
- Original of P&I / H&M / Bunker Convention Cert.
- Manning contract and all personal certificates of crew members /ITF Cert
- GMDSS / EPIRB Maintenance Contract
- Log Book / Oil Record Book / Garbage Record Book
- HSEQ Manual / HSEQ File and Record
- Computer Data & Software
- KR-Con USB
- Personnel effects
- Seller’s own commodities and supplies with logo

Hired item
- DVD, Video for training and CD player
- CBT(Computer Based Training) Computer & accessories
- Gas bottle (Oxy x 6, Ace x 3, Freon x 4)

The Buyers shall take over the remaining bunkers and unused lubricating oils in storage tanks and	170
sealed drums and pay the Sellers’ last nett purchase ~~current net market~~ price (excluding barging expenses) as evidenced by copies of invoices. ~~at the port and date~~	171
~~of delivery of the Vessel.~~	172
Payment under this Clause shall be made at the same time and place and in the same currency as	173
the Purchase Price.	174
The Seller warrants that the Vessel will be delivered with adequate bunkers and lubricants to reach the next available bunkering port where bunkers and lubricants are available.	175

8. Documentation

The place of closing is to be advised by the Sellers with the cost to be equally between the Buyers and the Sellers.	176

~~In exchange for payment of the Purchase Price the Sellers shall furnish the Buyers with delivery~~

At the time of delivery/closing the Buyers and the Sellers are to provide each other with a list of delivery documents as reasonably required from each other.. This list is to be mutually agreed and then incorporated into this Agreement as an Addendum. The delivery documents Addendum shall be agreed as soon as possible after signing this Agreement but no later than 14 days prior to the expected date of delivery of the Vessel. Proforma documents are to be exchanged at least 7 days prior to closing, if practicable.
177

~~documents, namely:~~	~~178~~

~~a)~~	~~Legal Bill of Sale in a form recordable in (the country in which the Buyers are~~	~~179~~
	~~to register the Vessel), warranting that the Vessel is free from all encumbrances, mortgages~~	~~180~~
	~~and maritime liens or any other debts or claims whatsoever, duly notarially attested and~~	~~181~~
	~~legalized by the consul of such country or other competent authority.~~	~~182~~

~~b)~~	~~Current Certificate of Ownership issued by the competent authorities of the flag state of~~	~~183~~
	~~the Vessel.~~	~~184~~

~~c)~~	~~Confirmation of Class issued within 72 hours prior to delivery.~~	~~185~~

~~d)~~	~~Current Certificate issued by the competent authorities stating that the Vessel is free from~~	~~186~~
	~~registered encumbrances.~~	~~187~~

~~e)~~	~~Certificate of Deletion of the Vessel from the Vessel’s registry or other official evidence of~~	~~188~~
	~~deletion appropriate to the Vessel’s registry at the time of delivery, or, in the event that the~~	~~189~~
	~~registry does not as a matter of practice issue such documentation immediately, a written~~	~~190~~
	~~undertaking by the Sellers to effect deletion from the Vessel’s registry forthwith and furnish a~~	~~191~~
	~~Certificate or other official evidence of deletion to the Buyers promptly and latest within 4~~	~~192~~
	~~(four) weeks after the Purchase Price has been paid and the Vessel has been delivered.~~	~~193~~

~~f)~~	~~Any such additional documents as may reasonably be required by the competent authorities~~	~~194~~
	~~for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such~~	~~195~~
	~~documents as soon as possible after the date of this Agreement.~~	~~196~~

At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of	197
Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the	198
Buyers.	199

At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all	200
plans etc., which are on board the Vessel. Other certificates which are on board the Vessel shall also	201
be handed over to the Buyers unless the Sellers are required to retain same, in which case the	202
Buyers to have the right to take copies. Other technical documentation which may	203
be in the Sellers’ possession shall be promptly forwarded to the Buyers at their expense, if they so	204
request. The Sellers may keep the Vessel’s log books but the Buyers to have the right to take	205
copies of same.	206

9.	Encumbrances	207

The Sellers warrant that the Vessel, at the time of delivery, is free from all charters, encumbrances,	208
mortgages and maritime liens or any other debts whatsoever. The Sellers hereby undertake	209
to indemnify the Buyers against all consequences of claims made against the Vessel which have	210
been incurred prior to the time of delivery.	211

10.	Taxes, etc.	212

Any taxes, fees and expenses in connection with the purchase and registration under the Buyers’ flag	213
shall be for the Buyers’ account, whereas similar charges in connection with the closing of the Sellers’	214
register shall be for the Sellers’ account.	215

11.	Condition on delivery	216

~~The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is~~	~~217~~
~~delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be~~	~~218~~
~~delivered and taken over as she was at the time of inspection, fair wear and tear excepted.~~	~~219~~
~~However,~~ The Vessel shall be delivered and taken over with her class maintained without condition/recommendation*,	220
free of average damage affecting the Vessel’s class, and with her classification certificates and	221
National/international certificates, as well as all other certificates the Vessel had at the time of inspection, valid and	222
unextended for a minimum period of 3(three) months without condition/recommendation* by Class or the relevant authorities at the time of delivery.	223
224
~~“Inspection” in this Clause 11, shall mean the Buyers’ inspection according to Clause 4 a) or 4 b), if~~	~~225~~
~~applicable, or the Buyers’ inspection prior to the signing of this Agreement.~~ If the Vessel is taken over	226
without inspection, the date of this Agreement shall be the relevant date.	227

*	Notes, if any, in the surveyor’s report which are accepted by the Classification Society	228
	without condition/recommendation are not to be taken into account.	229

12.	Name/markings	230

Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings.	231

13.	Buyers’ default	232

Should the deposit not be paid in accordance with Clause 2, the Sellers have the right to cancel this	233
Agreement, and they shall be entitled to claim compensation for their losses and for all expenses	234
incurred together with interest.	235
Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to	236
cancel the Agreement, in which case the deposit together with interest earned shall be released to the	237
Sellers. If the deposit does not cover their loss, the Sellers shall be entitled to claim further	238
compensation for their losses and for all expenses incurred together with interest.	239

14.	Sellers’ default	240

Should the Sellers fail to give Notice of Readiness in accordance with Clause 5 a) or fail to be ready	241
to validly complete a legal transfer by the date stipulated in line 61 the Buyers shall have	242
the option of cancelling this Agreement provided always that the Sellers shall be granted a	243
maximum of 3 banking days after Notice of Readiness has been given to make arrangements	244
for the documentation set out in Clause 8. If after Notice of Readiness has been given but before	245
the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not	246
made physically ready again in every respect by the date stipulated in line 61 and new Notice of	247
Readiness given, the Buyers shall retain their option to cancel. In the event that the Buyers elect	248
to cancel this Agreement the deposit together with interest earned shall be released to them	249
immediately.	250
Should the Sellers fail to give Notice of Readiness by the date stipulated in line 61 or fail to be ready	251
to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers for	252
their loss and for all expenses together with interest if their failure is due to proven	253
negligence and whether or not the Buyers cancel this Agreement.	254

15.	Buyers’ representatives	255

After this Agreement has been signed by both parties and the deposit has been lodged, the Buyers	256
have the right to place two representatives on board the Vessel at their sole risk and expense. ~~upon~~	257
~~arrival at on or about~~	~~258~~
These representatives are on board for the purpose of familiarization and in the capacity of	259
observers only, and they shall not interfere in any respect with the operation of the Vessel. The	260
Buyers’ representatives shall sign the Sellers’ letter of indemnify prior to their embarkation. These representatives shall pay USD 20 per day per man for victualling and accommodation as well as actual cost for the use of communication appliances onboard. All the relevant fees/charges to be paid to the Sellers upon delivery.	261

16.	Arbitration	262

a)*	This Agreement shall be governed by and construed in accordance with English law and	263
	any dispute arising out of this Agreement shall be referred to arbitration in London in	264
	accordance with the Arbitration Acts ~~1950 and 1979~~ 1996 or any statutory modification or	265
	re-enactment thereof for the time being in force, one arbitrator being appointed by each	266
	party. On the receipt by one party of the nomination in writing of the other party’s arbitrator,	267

	that party shall appoint their arbitrator within fourteen days, failing which the decision of the	268
	single arbitrator appointed shall apply. If two arbitrators properly appointed shall not agree	269
	they shall appoint an umpire whose decision shall be final.	270

~~b)*~~	~~This Agreement shall be governed by and construed in accordance with Title 9 of the~~	~~271~~
	~~United States Code and the Law of the State of New York and should any dispute arise out of~~	~~272~~
	~~this Agreement, the matter in dispute shall be referred to three persons at New York, one to~~	~~273~~
	~~be appointed by each of the parties hereto, and the third by the two so chosen; their~~	~~274~~
	~~decision or that of any two of them shall be final, and for purpose of enforcing any award, this~~	~~275~~
	~~Agreement may be made a rule of the Court.~~	~~276~~
	~~The proceedings shall be conducted in accordance with the rules of the Society of Maritime~~	~~277~~
	~~Arbitrators, Inc. New York.~~	~~278~~

~~c)*~~	~~Any dispute arising out of this Agreement shall be referred to arbitration at~~	~~279~~
	 ~~, subject to the procedures applicable there.~~	~~280~~
	~~The laws of shall govern this Agreement.~~	~~281~~

~~*~~	~~16 a), 16 b) and 16 c) are alternatives; delete whichever is not applicable. In the absence of~~	~~282~~
	~~deletions, alternative 16 a) to apply.~~	~~283~~

17.
At the time of delivery the Sellers shall confirm in writing that the Vessel has not been blacklisted by any league, nation or organization.

18.
All details of this sale are to be kept strictly private and confidential by both parties and not to be discussed with any unrelated third parties. This provision shall not apply to Bankers, consultants and others on a "need to know" basis. However, should, despite the best efforts of all parties involved, details of this sale become known or reported on the market, neither the Sellers nor the Buyers have the right to withdraw or to fail to fulfill all their obligations under the agreed contract.  Buyers will be required to disclose the transaction after MOA's are signed and any subjects lifted.

For and on behalf of The Sellers	For and on behalf of The Buyers
Concord Shipholding S.A.	Baltic Tiger Limited.

/s/ Jung Hyun Kim	/s/ John Wobensmith
Title: Jung Hyun Kim	Title: John Wobensmith
Name: President	Name: President